SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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      Date of report (Date of earliest event reported): September 25, 2002

                                GOAMERICA, INC.
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               (Exact Name of Registrant as Specified in Charter)

         Delaware                       0-23959                  22-3693371
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(State or Other Jurisdiction    (Commission File Number)       (IRS Employer
      of Incorporation)                                      Identification No.)

                   433 Hackensack Avenue, Hackensack NJ 07601
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (201) 996-1717
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This Current Report on Form 8-K contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. These statements are intended to be protected by the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 as they are based on management's current expectations and are naturally subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. GoAmerica is not under any obligation to update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

ITEM 5.  Other Events

On September 25, 2002, GoAmerica, Inc., a Delaware corporation (together with its wholly owned subsidiary, GoAmerica Communications Corp., the "Company"), formed a comprehensive strategic alliance with Earthlink, Inc., a Delaware corporation ("Earthlink"), by entering into a series of agreements (filed herewith as Exhibits 10.1 through 10.4, the "Agreements") pursuant to which, among other things:

o  Earthlink will purchase all of the Company's Cellular Digit Packet Data
   (CDPD) subscribers as well as certain of the Company's Cingular and Motient network subscribers (collectively, the "transferred subscribers");

o Earthlink will purchase the Company's rights under a credit for $1.4 million of inventory from a hardware manufacturer, receiving the Company's equipment pricing at a discount;

o The Company and Earthlink will market each other's wireless services in exchange for commissions and/or recurring revenue shares;

o Earthlink will provide billing, customer support and network services to most subscribers of the Company's technology; and

o The Company and Earthlink will collaborate on developing new applications and extensions of existing technology, including Earthlink-branded wireless data services, as well as new technologies.

As a result of the Agreements, the Company expects to receive between $3.2 million and $4.3 million in cash between the fourth quarter of 2002 and the first quarter of 2003, subject to adjustment based upon the number of former GoAmerica subscribers that

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remain Earthlink subscribers through a certain transition period. Subscriber revenue associated with the transferred subscribers was $9.6 million and $17.4 million with the related costs of subscriber airtime of $8.9 million and $18.6 million for the six months ended June 30, 2002 and for the year ended December 31, 2001, respectively. The Company expects to recognize an accounting charge during the third quarter of 2002 relating to headcount reductions, inventory valuation and other items stemming from this transaction, as well as other cost reduction initiatives. Additionally, the Company is no longer pursuing its previously announced intention to raise $10 million to $15 million in new financing.

The Agreements also provide for certain competitive restrictions on each of Earthlink and the Company and provides Earthlink with a right of refusal with respect to the sale of the Company or of certain significant assets of the Company.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) Exhibits

The following Exhibits are filed as part of this report on Form 8-K:

10.1++ Acquisition Agreement, dated as of September 25, 2002, between Earthlink, Inc., GoAmerica, Inc. and GoAmerica Communications Corp.

10.2++ Sales Agent Agreement, dated as of September 25, 2002, between Earthlink, Inc., GoAmerica, Inc. and GoAmerica Communications Corp.

10.3++ Technology Development Agreement, dated as of September 25, 2002, between Earthlink, Inc., GoAmerica, Inc. and GoAmerica Communications Corp.

10.4++ License Agreement, dated as of September 25, 2002, between Earthlink, Inc., GoAmerica, Inc. and GoAmerica Communications Corp.

++ Confidential treatment has been requested for a portion of this Exhibit and the Company is awaiting a final determination. Confidential materials have been omitted and filed separately with the Securities and Exchange Commission.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       GOAMERICA, INC.


                                       By: /s/ Aaron Dobrinsky
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                                       Name:  Aaron Dobrinsky
                                       Title: Chairman and Chief Executive
                                       Officer

Date:  October 9, 2002

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                                  EXHIBIT INDEX

Exhibit No.   Description

10.1++ Acquisition Agreement, dated as of September 25, 2002, between Earthlink, Inc., GoAmerica, Inc. and GoAmerica Communications Corp.

10.2++ Sales Agent Agreement, dated as of September 25, 2002, between Earthlink, Inc., GoAmerica, Inc. and GoAmerica Communications Corp.

10.3++ Technology Development Agreement, dated as of September 25, 2002, between Earthlink, Inc., GoAmerica, Inc. and GoAmerica Communications Corp.

10.4++ License Agreement, dated as of September 25, 2002, between Earthlink, Inc., GoAmerica, Inc. and GoAmerica Communications Corp.

++ Confidential treatment has been requested for a portion of this Exhibit and the Company is awaiting a final determination. Confidential materials have been omitted and filed separately with the Securities and Exchange Commission.